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                                                                      EXHIBIT 12

                          WEINGARTEN REALTY INVESTORS
                COMPUTATION OF RATIO OF EARNINGS AND FUNDS FROM
                          OPERATIONS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                    Year Ended December 31                       Three Months
                                                     -----------------------------------------------------           Ended
                                                     1991         1992         1993        1994       1995       June 30, 1996
                                                     ----         ----         ----        ----       ----       -------------
 Income before extraordinary charge                 $17,958     $21,248      $36,249     $43,788    $44,802         $12,910

 Add:
 Portion of rents representative of the
 interest factor                                        433         485          521         521        572             164

 Interest on indebtedness                            20,157      18,689       10,046      10,694     16,707           5,310

 Amortization of debt cost                              513         513          261         456        246              80
                                                    -------     -------      -------     -------    -------         -------
 Net Income as adjusted                             $39,061     $40,935      $47,077     $55,459    $62,327         $18,464
                                                    =======     =======      =======     =======    =======         =======


 Fixed Charges:

 Interest on indebtedness                           $20,157     $18,689      $10,046     $10,694    $16,707          $5,310

 Capitalized interest                                 1,586       2,025        1,114       1,670      2,878             390

 Amortization of debt cost                              513         513          261         456        246              80

 Portion of rents representative of the
 interest factor                                        433         485          521         521        572             164
                                                    -------     -------      -------     -------    -------         -------
 Fixed charges                                      $22,689     $21,712      $11,942     $13,341    $20,403         $ 5,944
                                                    =======     =======      =======     =======    =======         =======

 RATIO OF EARNINGS TO FIXED CHARGES                    1.72        1.89         3.94        4.16       3.05            3.11
                                                    =======     =======      =======     =======    =======         =======

 Income before extraordinary charge                 $17,958     $21,248      $36,249     $43,788    $44,802         $12,910

 Depreciation and amortization                       19,019      21,291       23,382      26,842     29,813           8,100

 (Gains) loss on sales of property                    (608)     (1,807)      (1,631)         234         14           (901)
                                                    -------     -------      -------     -------    -------         -------
 Funds from operations                               36,369      40,732       58,000      70,864     74,629          20,109

 Interest on indebtedness                            20,157      18,689       10,046      10,694     16,707           5,310
                                                    -------     -------      -------     -------    -------         -------
 Funds from operations (as adjusted)                $56,526     $59,421      $68,046     $81,558    $91,336         $25,419
                                                    =======     =======      =======     =======    =======         =======

 RATIO OF FUNDS FROM OPERATIONS TO FIXED
 CHARGES                                               2.49        2.74         5.70        6.11       4.48            4.28
                                                    =======     =======      =======     =======    =======         =======
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